Exhibit 99.(j)

[Letterhead of KPMG]

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

Jennison Conservative Growth Fund, Inc.:

We consent to the incorporation by reference, in this registration statement, of our report dated September 28, 2005 on the statement of assets and liabilities of the Jennison Conservative Growth Fund, Inc. (formerly known as Strategic Partners Large Capitalization Growth Fund, Inc., hereafter referred to as the “Fund”), including the portfolio of investments as of July 31, 2005, and the related statement of operations for the year then ended, and the statement of changes in net assets and the financial highlights for each of the years in the two-year period then ended. The financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP
New York, New York
September 28, 2005

[Letterhead of KPMG]

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

Strategic Partners Style Specific Funds:

We consent to the incorporation by reference, in this registration statement, of our report dated September 28, 2005 on the statement of assets and liabilities of the Strategic Partners Large Capitalization Value Fund, Strategic Partners Small Capitalization Growth Fund, Strategic Partners Small Capitalization Value Fund and Strategic Partners Total Return Bond Fund (constituting Strategic Partners Style Specific Funds, hereafter referred to as the “Funds”), including the portfolios of investments as of July 31, 2005, and the related statements of operations for the year then ended, and the statement of changes in net assets and the financial highlights for each of the years in the two-year period then ended. The financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP
New York, New York
September 28, 2005